EXHIBIT 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jeffrey M. Yordon, President and Chief Executive Officer of Sagent Pharmaceuticals, Inc., (“Sagent”) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, Sagent’s Annual Report on Form 10-K for the year ended December 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents in all material respects, Sagent’s financial condition and results of operations.

/s/ JEFFREY M. YORDON
Jeffrey M. Yordon
President and Chief Executive Officer
March 18, 2013

I, Jonathon M. Singer, Chief Financial Officer of Sagent Pharmaceuticals, Inc., (“Sagent”) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, Sagent’s Annual Report on Form 10-K for the year ended December 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents in all material respects, Sagent’s financial condition and results of operations.

/s/ JONATHON M. SINGER
Jonathon M. Singer
Executive Vice President and Chief Financial Officer
March 18, 2013

A signed original of these written statements required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sagent Pharmaceuticals, Inc. and will be retained by Sagent Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.